SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

INTERNATIONAL FUEL TECHNOLOGY, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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INTERNATIONAL FUEL TECHNOLOGY, INC.
_________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOBVEMBER 21, 2006

_________________________

     To the Stockholders of International Fuel Technology, Inc.:

     Notice is hereby given that the annual meeting of the stockholders of International Fuel Technology, Inc. (the “Company”) will be held on Tuesday, November 21, 2006 at 9:00 a.m., local time, at the Sheraton Clayton Plaza Hotel, located at 7730 Bonhomme Avenue, St. Louis, Missouri, for the following purposes:

(1)	To elect five directors to serve until the 2007 annual meeting of stockholders.

(2)	To ratify the appointment of BDO Seidman, LLP as independent registered public accounting firm for the audit engagement for the fiscal year ending December 31, 2006.

(3)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

     The Board of Directors (“Board”) has fixed the close of business on September 29, 2006, as the record date for determining the stockholders entitled to notice of and to vote at this annual meeting and at any adjournment thereof.

     Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board,

Gary S. Hirstein, Secretary

St. Louis, Missouri October 25, 2006

INTERNATIONAL FUEL TECHNOLOGY, INC.
7777 BONHOMME AVENUE, SUITE 1920
ST. LOUIS, MISSOURI 63105

__________________

PROXY STATEMENT
__________________

GENERAL INFORMATION

Proxy Solicitation

     This proxy statement is furnished to stockholders of International Fuel Technology, Inc., a Nevada corporation (the “Company”), in connection with the solicitation by the Company of proxies for use in voting at the annual meeting of stockholders of the Company to be held on Tuesday, November 21, 2006 at 9:00 a.m., local time, at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, St. Louis, Missouri or at any adjournment thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying notice relating to the annual meeting. The Company’s Board is not currently aware of any other matters which will come before the meeting.

     Proxy materials were mailed to stockholders on or about October 25, 2006 and proxies are being solicited principally by mail. The Company has engaged Automatic Data Processing Investor Communications Services (“ADP”) to send proxy materials to the Company’s stockholders entitled to vote at the meeting, and the Company will reimburse them for their expenses in so doing. In addition, the Company’s officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting Proxy

     A proxy card for use at the annual meeting and a return envelope for the proxy card are enclosed. You may revoke the authority granted by your execution and delivery of a proxy at any time before its effective exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. If you deliver an executed proxy, and it is not subsequently revoked, your shares will be voted in the manner you direct on your proxy card. If no specifications are given, your shares will be voted in favor of Proposals No. 1 and No. 2 and in the discretion of the proxy holders as to any other matters which may properly come before the meeting.

Record Date and Voting Rights

     Only stockholders of record at the close of business on September 29, 2006 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On September 29, 2006, there were 84,861,326 shares of Company common stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the annual meeting.

     A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the meeting in order to have a quorum for transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are not voted on a particular matter because instructions have not been received from the beneficial owner. If there is a quorum:

  the five director nominees who receive the highest number of affirmative votes cast will be elected, and upon the approving vote of a majority of the votes cast, the Board’s appointment of BDO Seidman, LLP will be ratified.

Stockholder Proposals

     All stockholder proposals which are intended to be presented at the 2007 annual meeting of stockholders must be received by the Company no later than July 24, 2007 for inclusion in the Board’s proxy statement and on the proxy card relating to the 2007 meeting.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

     Under the Company’s Articles of Incorporation, the Board has the authority to fix the number of directors, provided that the Board must have between one and nine members.  Pursuant to the Company’s Current Report on Form 8-K dated October 25, 2006 relating to Mr. Stride’s election to not stand for reelection at the Company’s annual meeting of stockholders, the number of directors has been revised from six members to five members upon the expiration of Mr. Stride’s current term.  Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly qualified and elected.  In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee.  All nominees have consented to be named and have indicated their intent to serve if elected.  The Board has no reason to believe that any of the nominees will be unable to serve.

     The Board’s director nominees are listed below.

		Positions and Offices Held with
Name	Age	International Fuel Technology, Inc.	Dates in Position or Office
Jonathan R. Burst	48	Chairman of the Board	2000-Present
		Director	2000-Present
		Chief Executive Officer	1999-Present
		President	1999-2000; 2002-2005
Rex Carr	79	Director	2002-Present
Harry F. Demetriou	62	Director	2000-Present
Gary Kirk	44	Director	2003-Present
		Director of Sales and Marketing *	2003-Present
David B. Norris	58	Director	1999-Present

*     This is a non-executive officer position.

Business Experience of Nominees

Jonathan R. Burst. Mr. Burst has served as Chief Executive Officer of the Company since July 1999 and as the President of the Company from July 1999 to February 2000 and January 2002 to April 2005. Mr. Burst has also served as a director of the Company since February 2000 and Chairman of the Board since 2000. Mr. Burst founded Burcor International in 1998 and has served as President since its inception. Mr. Burst received his Bachelor of Arts degree in Economics from the University of Missouri in 1981.

Rex Carr. Mr. Carr has served as a director of the Company since August 2002. Mr. Carr has been the managing partner of the Rex Carr Law Firm, a law firm with offices in East St. Louis, Illinois, St. Louis, Missouri and Belleville, Illinois, since 2004. Until 2003, Mr. Carr was the senior partner of a 36-person law firm, Carr, Korein, and Tillery, with offices in Missouri and Illinois, for more than five years. He is admitted to practice in the U.S. Supreme Court and the Illinois and Missouri Supreme Courts.

Harry F. Demetriou. Mr. Demetriou has served as a director of the Company since February 2000. Mr. Demetriou is currently the Chairman for Observor Acceptances, Ltd., an investment company. Mr. Demetriou was active in the shipping industry as an owner of bulk carriers for over 25 years. Mr. Demetriou retired from active management in the shipping industry in 1999.

Gary Kirk. Mr. Kirk has served as a director of the Company since November 2003. Mr. Kirk has served as the Company’s Director of Sales and Marketing since January 1, 2003. Mr. Kirk has extensive experience (1980 to 2003) in the petroleum industry, all with Petrochem Carless Ltd., a United Kingdom-based refiner and marketer of petroleum products. Mr. Kirk spent his first eight years as a research chemist and the remainder in Petrochem Carless’ marketing department. From 1988 to 2003, Mr. Kirk reported directly to the President of Petrochem Carless as the Marketing Manager for Performance Fuels, covering accounts in Europe and elsewhere throughout the world.

David B. Norris. Mr. Norris has served as a director of the Company since April 1999. Mr. Norris founded and owns Addicks Services, Inc., a construction company, and has served as Vice President since 1983.

     If elected, each director will hold office until the next annual meeting of the stockholders of the Company and until his successor is qualified and elected.

Vote Required

     The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

The Company’s Board recommends a vote in favor of each named nominee.

Board Committees and Meetings

     During the fiscal year ended December 31, 2005, the Board held one meeting and acted by unanimous written consent on four occasions. Each Board member, other than Messrs. Carr and Demetriou, attended at least 75% of the meetings of the Board and of the committees of the Board on which each served during the 2005 fiscal year. The Company’s Board has an audit committee and a compensation committee.

     The Company does not have a policy regarding Board members’ attendance at annual meetings. No Board members attended the 2005 annual meeting.

     The Company’s current Board committee members are listed below.

	Audit	Compensation
Director	Committee	Committee
Harry F. Demetriou	Member	Chairman
David B. Norris	Chairman	Member

Mr. Rex Carr served as a member of the audit committee and as chairman of the compensation committee during the majority of the 2005 fiscal year. Mr. Carr resigned as a member of both committees effective November 1, 2005, although he continues to serve as a member of the Board.

Audit Committee

     The audit committee meets with the Company’s independent registered public accounting firm least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent registered public accounting firm to be retained; oversees the independence of the independent registered public accounting firm; evaluates the independent registered public accounting firm’s performance; consults with the independent registered public accounting firm and discusses with senior management the scope and quality of controls; and reviews and considers the cooperation received by the independent registered public accounting firm during their audit examination. The Board has adopted a written audit committee charter that requires at least semi-annual meetings. The charter was included as Appendix A to the proxy statement filed in connection with the 2005 annual meeting. The audit committee met four times during 2005. Messrs. Demetriou and Norris are “independent” directors, as such term is defined in the listing standards of The Nasdaq Stock Market and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Board has determined that David B. Norris, an independent member of the Board, satisfies all of the criteria to be an audit committee “financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

     The compensation committee makes recommendations to the Board concerning salaries and incentive compensation for executive officers, awards equity compensation to employees and consultants under the Company’s Consultant and Employee Stock Compensation Plan and the Company’s Long-Term Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The compensation committee met once during 2005. Messrs. Demetriou and Norris are “independent” directors, as such term is defined in the listing standards of The Nasdaq Stock Market and the rules and regulations promulgated by the SEC.

Director Nominations

     The Board does not have a standing nominating committee. Director nominees to the Company’s Board are recommended to the full Board by a majority of the independent directors, as such term is defined in the listing standards of The Nasdaq Stock Market and the rules and regulations promulgated by the SEC. The Board, as a whole, then approves or rejects such director nominees. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees. The independent directors who participate in the nomination of director nominees to the Company’s Board are Messrs. Demetriou and Norris. The Company does not retain a third party to assist in the identification of directors.

     The identification of director nominees may occur in various ways, including through recommendation by the Company’s directors, management and shareholders. In recommending director nominees, the independent directors evaluate the qualifications of identified director nominees in light of the skills, experience, perspective and background required for the effective functioning of the Company’s Board. Director nominee recommendations from stockholders can be submitted by following the instructions in the Communication with the Board section below. All director nominee recommendations and the subsequent nomination process are evaluated using the same guidelines described above.

     Messrs. Demetriou and Norris recommended the director nominees contained in this proxy statement to the full Board. The Board, as a whole, then approved such recommendations.

Compensation of Directors

     Each non-employee and employee director is entitled to an annual award of 10,000 restricted shares or options of the Company’s common stock for membership on the Board. In addition, each Board member is entitled to receive 1,000 shares of restricted stock or options for every three telephonic Board meetings attended.

     During the 2005 fiscal year and currently, directors did not receive any cash compensation for their services as members of the Board, although they are reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.

     Although the directors were entitled to such compensation, between 2000 and 2004, the Company did not issue any common shares or options to directors for service on the Board. In order to properly compensate directors for their service between 2000 and 2004, the Company expensed the issuance of stock options or restricted stock to each director, other than Mr. Cross, during the fourth quarter of 2005. In March 2005, Mr. Cross received 33,000 shares of restricted common stock as compensation for his service on the Board and attendance at Board meetings through 2004. During the fourth quarter of 2005, the Company also recorded Board of Director compensation for 2005 services. No expense was recorded for stock options granted for 2005 Board services as they were granted at the common stock market price on December 30, 2005. During the fourth quarter of 2005, 209,000 options to purchase common stock shares and 77,000 restricted common stock shares were granted to directors for services provided 2000 through 2005. All restricted shares or options of the Company’s stock for past Board services were granted in 2005 and were issued in the first quarter of 2006. The amounts of the respective issuances correspond to the grants that the respective directors should have received for their service as directors between 2000 and 2005. The Company did not grant any share appreciation rights during 2005.

     Board members are also eligible to receive discretionary grants of common stock under the Consultant and Employee Stock Compensation Plan and grants of stock options, stock appreciation rights and restricted stock pursuant to the Company’s 2001 Long-Term Incentive Plan. The Company did not make discretionary equity grants to any directors in their capacity as directors during the fiscal year ended December 31, 2005.

Communication with the Board

     The Company’s Board has adopted a policy pursuant to which stockholders may communicate with any and all members of the Board by transmitting correspondence by mail addressed to one or more directors by name (or to the Chairman of the Board, for a communication addressed to the entire Board) at the following address: Name of the director(s), c/o Corporate Secretary, International Fuel Technology, Inc., 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105.

     Communications from the Company’s stockholders to one or more directors will be monitored by the Company’s Corporate Secretary and the Chairman of the Board. The Corporate Secretary and the Chairman of the Board will bring any issues that they deem to be significant to the attention of the appropriate Board member or members.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board, based on the recommendation of the audit committee, has selected BDO Seidman, LLP, Chicago, Illinois to audit the financial statements of the Company for the year ending December 31, 2006 and recommends that the stockholders ratify such selection. Although not required, the Company believes that it is good corporate practice to request stockholder ratification of the Board’s appointment of the Company’s independent registered public accounting firm. In the event that a majority of the shares are not voted in favor of ratification, the audit committee will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of BDO Seidman, LLP’s appointment as the independent registered public accounting firm for the year ending December 31, 2006. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

     Services Provided by the Company’s Independent Registered Public Accounting Firm

     BDO Seidman, LLP serves as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and acted in such capacity for the fiscal years ended December 31, 2005 and 2004. Aggregate fees for professional services rendered for the Company by BDO Seidman, LLP for the fiscal years ended December 31, 2005 and 2004 were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2005	December 31, 2004
Audit Fees	$82,815	$68,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—
	$82,815	$68,250

Audit Fees

     Audit fees were for professional services rendered for the audits of the Company’s consolidated financial statements and for the review of financial statements included in the Company’s quarterly reports on Form 10-Q for the quarterly periods during the 2005 and 2004 fiscal years.

Audit-Related Fees

     During the 2005 and 2004 fiscal years, BDO Seidman, LLP did not provide any assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under the caption “Audit Fees” above. Therefore, there were no audit-related fees billed or paid during those fiscal years.

Tax Fees

     As BDO Seidman, LLP did not provide any services to the Company for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2005 and 2004, no tax fees were billed or paid during those fiscal years.

All Other Fees

     BDO Seidman, LLP did not provide any products and services not disclosed in the table above during the 2005 and 2004 fiscal years. As a result, there were no other fees billed or paid during those fiscal years.

Audit Committee Pre-Approval Policies and Procedures

     The audit committee has certain policies and procedures in place requiring the pre-approval of audit and non-audit related services to be performed by the Company’s independent registered public accounting firm. Such pre-approval can be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The approved non-audit services must be disclosed in the Company’s periodic reports filed with the SEC. All work performed by BDO Seidman, LLP for the Company in 2005 was pre-approved by the audit committee.

The Company’s Board recommends a vote FOR the ratification of the appointment of
BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

     The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005, which include the balance sheets of the Company as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ deficit and cash flows for the twelve months ended December 31, 2005, 2004 and 2003. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, or incorporated by reference into any future filing with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Review With Management

     The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussion with Independent Registered Public Accounting Firm

     The audit committee has discussed with BDO Seidman, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 and SAS 90 (Statements on Accounting Standards), that includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

     The audit committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant’s independence from the Company and its related entities) and has discussed with BDO Seidman, LLP its independence from the Company.

Conclusion

     Based on the review and discussions referred to above, the audit committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Audit Committee

David B. Norris, Chairman
Harry F. Demetriou

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 29, 2006 by: (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see “Executive Compensation”); and (iv) all directors and executive officers of the Company as a group.

	Amount of	Percent of
Name of Beneficial Owner	Beneficial Ownership [1]	Common Stock
Jonathan R. Burst [2]	9,702,000	10.59%
David B. Norris [3]	1,162,562	1.37%
Harry F. Demetriou [4]	5,566,000	6.55%
Gary Kirk [5]	2,033,000	2.34%
Rex Carr [6]	20,294,355	23.90%
Charles A. Stride [7]	43,750	*
Gary S. Hirstein [8]	458,367	*
All directors and executive
officers as a group (7 persons) [9]	39,260,034	41.64%
Dion Friedland [10]	6,617,097	7.55%

*	Represents less than 1% of outstanding shares of common stock.

1	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o International Fuel Technology, Inc., 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105. The number of shares beneficially owned includes shares of common stock that the owner or owners had the right to acquire on or within 60 days of September 29, 2006, including through the exercise of options or warrants. Also included are restricted shares of common stock, over which the owner or owners have voting power, but no investment power.

2	Includes 50,000 restricted shares of common stock owned by Burcor Capital, LLC, of which Mr. Burst is an executive officer. Mr. Burst is deemed to be the beneficial owner of such shares. It also includes 6,750,000 of vested options.

3	Includes 66,000 shares issuable upon exercise of options.

4	Includes 5,500,000 shares of restricted common stock owned by Observor Acceptances, Ltd. of which Mr. Demetriou is the sole owner. Mr. Demetriou is deemed to be the beneficial owner of such shares. Also includes 66,000 shares issuable upon exercise of options.

5	Includes 2,033,000 shares issuable upon exercise of options.

6	Includes 14,250,286 shares of restricted common stock owned by R.C. Holding Company, of which Mr. Carr is a director, President and 41% stockholder. Mr. Carr is deemed to be the beneficial owner of these shares. Also includes 860,100 shares of common stock, 5,139,969 shares of restricted common stock and 44,000 shares issuable upon exercise of options owned by Mr. Carr.

7	Includes 8,750 shares issuable upon exercise of warrants.

8	Includes 458,367 shares issuable upon exercise of options.

9	Includes 9,417,367 shares issuable upon exercise of options and 8,750 shares issuable upon exercise of warrants.

10	Includes 3,825,820 shares of common stock, 2,000,000 shares issuable upon exercise of options and 791,277 shares issuable upon exercise of warrants owned by Magnum Select, FT Marketing, Ltd. and Giant Trading of which Mr. Friedland is a director and/or President. Mr. Friedland is deemed to be the beneficial owner of these shares. Mr. Friedland is Chairman of Fuel Technologies Ltd. (FTL), one of the Company’s distributors. Mr. Friedland’s principal address is Fuel Technologies LLP, 44 Dover Street, London, United Kingdom W1S 4NX.

Background Information about Executive Officers

Brief biographies of the Company’s executive officers as of December 31, 2005, and currently, are set forth below:

Jonathan R. Burst, age 48, has served as Chief Executive Officer of the Company since July 1999. Additional background information about Mr. Burst is located in the Business Experience of Nominees section of this proxy statement.

Gary S. Hirstein, age 53, has served as Executive Vice President and Chief Financial Officer of the Company since April 2005. Mr. Hirstein was also appointed Corporate Secretary in November 2005. Prior to joining the Company, Mr. Hirstein was employed by Shell Oil Company for twenty-seven years serving in various accounting, finance and operating roles of increasing responsibility, most recently as Manager – Portfolio and Network Planning. Mr. Hirstein holds a B.S. in Economics from MacMurray College and has accumulated credit hours toward a M.S. degree in Finance from St. Louis University.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file reports of Company stock ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of Section 16(a) reports furnished to the Company and written representations from the Company’s executive officers and directors, one report was not filed timely in 2005. Mr. Stride became a member of the Board on November 1, 2005. Mr. Stride filed his initial ownership on Form 3 on February 28, 2006, outside of the filing time under SEC regulations.

Certain Relationships and Related Transactions

     During 2005, the Company sold shares to members of the Board as follows:

Director	No. of Shares		Proceeds
Cursitor Investments	35,000	(1)	$59,480
Rex Carr	357,397		$500,000

(1)	With the option to purchase up to an additional 8,750 shares pursuant to warrants.

     Mr. Stride is deemed to be the beneficial owner of the shares and warrants held by Cursitor Investments. On November 1, 2005 Mr. Stride was appointed to the Company’s Board. Mr. Stride is currently the President of one of the Company’s distributors, Fuel Technologies Ltd., formed for the purpose of distributing Company additives in South Africa, Europe and other selected countries. He is also a 10% shareholder and a director of Fuel Technologies Ltd., FT Marketing, Ltd. and Mega Connections Ltd., companies that have marketing and distribution contracts with the Company. The Company expects to have transactions in excess of $60,000 with Fuel Technologies Ltd. in 2006.

     Mr. Dion Friedland is Chairman of Fuel Technologies Ltd., and is listed on the beneficial ownership of common stock table.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company, as well as certain other compensation awarded or paid to, during the fiscal years indicated, the Chief Executive Officer and for each of the Company’s other executive officers whose annual salary and bonus exceeds $100,000 for such period in all capacities in which they served.

Summary Compensation Table

		Annual Compensation				Long-term Compensation
Name and					Other annual	Securing underlying		All other
principal position	Year	Salary		Bonus	compensation [1]	options/SARS		compensation
Jonathan R. Burst, CEO	2005	$271,670	[2]	$-	$-	-		$108,350 [2]
	2004	$250,000		$-	$-	1,500,000	[3]	$-
	2003	$250,000		$-	$-	-		$-
Gary S. Hirstein,	2005	$124,519		$-	$41,622 [4]	1,375,099	[5]	$-
Executive V.P., CFO and	2004	N/A		N/A	N/A	N/A		N/A
Corporate Secretary	2003	N/A		N/A	N/A	N/A		N/A

(1)	Perquisites and other personal benefits may be omitted because they do not exceed either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

(2)	Mr. Burst was awarded 66,000 restricted shares of Company common stock for Board services provided from 2000 through 2005. The value of a grant of 11,000 restricted shares ($21,670) is included in the Salary column above and the value of a grant of 55,000 restricted shares ($108,350) is included in the All Other Compensation column above. These shares were valued using the December 30, 2005 closing stock price of $1.97.

(3)	On July 6, 2004, the Board granted Mr. Burst an option to purchase up to 750,000 shares of Company common stock at a purchase price of $1.00 per share. This option was fully vested at grant date. On December 23, 2004, the Board granted Mr. Burst an option to purchase 750,000 shares of Company common stock at a per share purchase price of $2.00. This option became exercisable on December 31, 2005. These options were granted pursuant to the Company’s Long-Term Incentive Plan.

(4)	Includes $21,341 of lodging relating expenses, $17,232 for traveling expenses and $3,049 for meals and entertainment.

(5)	On April 4, 2005, the Board granted Mr. Hirstein an option to purchase up to 1,375,099 shares of Company common stock at a purchase price of $2.23 per share. These options become exercisable in the following manner: 458,367 on April 3, 2006; 458,366 on April 3, 2007; and 458,366 on April 3, 2008. These options were granted pursuant to the Company’s Long-Term Incentive Plan.

Option and SAR Grants

     The following table provides information with respect to the stock option grants made during the Company’s 2005 fiscal year to each named executive officer. No stock appreciation rights were granted to the named executive officers during the fiscal year.

Option Grants in Last Fiscal Year
Potential realizable value
at assumed annual rates of
stock price appreciation
	Individual grants				for option term (1)
	Number of	Percent of
	securities	total options
	underlying	granted to	Exercise
	options	employees in	Price
Name	granted	fiscal year	($/share)	Expiration Date	5%	10%

Gary S. Hirstein	1,375,099	44.23%	$2.23	December, 31	$799,762	$1,755,828
2009

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on arbitrarily assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date, as required under the rules of the SEC. Actual gains, if any, on stock option exercises will be dependent on, among other things, the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

     The following table provides information regarding the value of each named executive officer’s unexercised options at December 31, 2005. Mr. Burst did not exercise any options during 2005.

	Number of Securities Underlying
	Unexercised Options/SARs At		Value of Unexercised In-The-Money
	Fiscal Year-End (#)		Options/SARs At Fiscal Year-End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jonathan R. Burst	6,750,000	—	$11,820,000	$ —
Gary S. Hirstein	—	1,375,099	$—	$ —

Compensation Committee Interlocks and Insider Participation

     During the 2005 fiscal year, the Company’s compensation committee was composed of Messrs. Carr, Demetriou and Norris. Currently, Messrs. Demetriou and Norris serve as members of the compensation committee. None of the compensation committee members has ever served as an officer of the Company or of any of its subsidiaries. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board or its compensation committee during the 2005 fiscal year.

Executive Officer Employment Contracts

     In January 2002, the Company entered into an employment agreement with Mr. Burst to serve as the Company’s Chief Executive Officer with an initial annual base salary of $250,000, options to purchase 750,000 shares of the Company’s common stock, and a bonus award as deemed appropriate by the Board. The initial three-year agreement expired on December 31, 2004. Mr. Burst continues to serve as the Company’s Chief Executive Officer under the terms of his past agreement. The Company may terminate Mr. Burst’s employment with or without cause, as such terms are defined in the agreement. Mr. Burst may elect to terminate his employment with good cause, as defined by the agreement.

     In April 2005, the Company entered into an employment agreement with Mr. Hirstein to serve as Executive Vice President and Chief Financial Officer with an annual base salary of $175,000 and options to purchase 1,375,099 shares of Company common stock. The three-year agreement expires April 4, 2008. The Company may terminate Mr. Hirstein’s employment with or without cause, as such terms are defined in the agreement. Mr. Hirstein may elect to terminate his employment with good cause, as defined by the agreement.

JOINT REPORT OF
THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Introduction

     The Company’s executive compensation policies and practices are recommended to the Board by the compensation committee of the Board (the “Committee”) and approved by the Board.

Philosophy

     The Committee has recommended to the Board, and the Board has implemented, compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies heavily on annual incentive, including equity, compensation to attract, retain, motivate and reward executive officers. The Committee and the Board believe that the Chief Executive Officer’s equity incentives should be above the median for chief executive officers of similar companies. Incentive compensation is variable and tied to corporate and individual performance. The policies are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation policies are reviewed at least annually to ensure they meet the current strategies and needs of the Company.

Compensation Plans

     The Company’s executive compensation is based on three components, each of which is intended to support the overall compensation philosophy: base salary, annual bonus and equity incentives.

Base Salary

     Salaries for executive officers are reviewed by the Committee on an annual basis. Based on the recommendation of the Committee, the Board may change an officer’s salary based on the individual’s performance or a change in competitive pay levels in the marketplace.

     Based on the recommendations of the Committee, the Board reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers other than the Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Committee and the Board. The annual salary plan for executive officers other than the Chief Executive Officer is developed by the Company’s Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and recommends to the Board, and the Board establishes, the base salary of the Chief Executive Officer based on similar competitive compensation data, the Committee’s and the Board’s assessments of his or her past performance and the expectation as to his or her future contributions in directing the long-term success of the Company.

Annual Bonus

     The Committee and the Board believe that a portion of an executive officer’s annual compensation should be in the form of a bonus. The bonus awarded, if any, is determined by the Board, based on the recommendations of the Committee, with reference to achievement of certain corporate financial performance goals and the executive’s individual contribution. No executive officer received a bonus for the 2005 fiscal year, as the Company did not meet its financial performance goals.

Equity Incentives

     The Committee and the Board believe that a portion of an executive officer’s annual compensation should be in the form of equity incentives. Long-term equity incentives are provided through the grants of restricted stock or by issuing stock options to executive officers, including the Chief Executive Officer. The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. The restricted stock awards and options are granted at no less than fair market value and have increased value only if the Company’s stock price increases. The Committee and the Board believe this element of the total compensation program directly links the participant’s interests with those of the stockholders and the long-term performance of the Company.

     The Committee and the Board believe that the executive compensation philosophy and components described above provide compensation that is competitive with comparable emerging companies, links executives’ and stockholders’ interests and provides the basis for the Company to attract and retain qualified executives. The Committee and the Board will continue to monitor the relationship among executive compensation, the Company’s performance and stockholder value.

Consultant and Employee Stock Compensation Plan

     Executive officers of the Company, including the Chief Executive Officer, are eligible to participate in, and receive awards of common stock under the Company’s Consultant and Employee Stock Compensation Plan. There were no stock grants made during the 2005 fiscal year pursuant to this plan.

Long-Term Incentive Plan

     Executive officers, including the Chief Executive Officer, are eligible to participate in and receive equity awards under this plan. The plan provides for the grant of stock options, stock appreciation rights, performance awards and restricted stock. Mr. Burst and Mr. Hirstein received awards pursuant to the Company’s Long-Term Incentive Plan during 2005. Such awards are described below.

CEO Compensation

     During the fiscal year ended December 31, 2005, Mr. Burst’s base salary was $250,000, which has remained in effect for the 2006 fiscal year. For the fiscal year ended December 31, 2005, the Board did not award Mr. Burst an annual bonus. The compensation committee and the Board believe that this was appropriate in light of the Company’s financial results for the fiscal year.

     Mr. Burst is also entitled to receive equity compensation for his service on the Board. As a director, Mr. Burst is entitled to an annual award of 10,000 restricted shares or options of the Company’s common stock for membership on the Board. In addition, each Board member, including Mr. Burst, is entitled to receive 1,000 shares of restricted stock or options for every three telephonic Board meetings attended. Mr. Burst received 66,000 common shares during the first quarter of 2006 for Board services provided between 2000 and 2005.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Restricted stock grants under the Company’s Employee and Consultant Stock Compensation Plan are intended to qualify as “performance-based” compensation not subject to the Section 162(m) deduction limitation.

Board of Directors	Compensation Committee
Jonathan R. Burst, Chairman	Harry F. Demetriou, Chairman
Rex Carr	David B. Norris
Harry F. Demetriou
Gary Kirk
David B. Norris
Charles A. Stride

Performance Graph

     The graph below compares the performance of the Company’s stock from December 31, 2000 through December 31, 2005, against the performance of the Russell 2000 Index and the S&P 600 Small Cap Index for the same period. Historical stock price performance is not necessarily indicative of future stock price performance. The graph assumes an investment of $100 on December 31, 2000 in the Company’s common stock (at the last reported sale price on such date), the Russell 2000 Index and the S&P 600 Small Cap Index and assumes the reinvestment of any dividends.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
International Fuel Technology, Inc.	$100.00	$138.24	$29.41	$114.71	$564.71	$579.41
Russell 2000 Index	$100.00	$101.03	$79.23	$115.18	$134.75	$139.23
S&P 600 Small Cap Index	$100.00	$105.23	$89.54	$123.15	$149.73	$159.69

     The above performance graph and the information contained therein shall not be deemed to be “soliciting material” or to be “filed” with the SEC, or incorporated by reference into any future filing with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the annual meeting. However, if other matters are properly brought before the meeting, the proxy holders will vote your shares in their discretion.

     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INTERNATIONAL FUEL TECHNOLOGY, INC., ATTENTION: GARY S. HIRSTEIN, 7777 BONHOMME AVENUE, SUITE 1920, ST. LOUIS, MISSOURI 63105.

By Order of the Board,

Gary S. Hirstein
Secretary
Dated October 25, 2006

7777 BONHOMME AVE #1920 ST. LOUIS, MO, 63105
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to International Fuel Technology, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INTFL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
INTERNATIONAL FUEL TECHNOLOGY, INC.

The Board of Directors recommends a vote FOR Proposal Nos. 1 and 2. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposal Nos. 1 and 2 if no specification is made.

Election of Directors

1.	01)	Jonathan R. Burst	04)	Gary Kirk
	02)	Rex Carr	05)	David B. Norris
	03)	Harry F. Demetriou

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.

☐	☐	☐
Ratification of Independent Registered Public Accounting Firm		For	Against	Abstain

2.	Ratification of the selection of BDO Seidman, LLP as the independent registered public accounting firm for the Company for 2006.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐	Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY FOR

INTERNATIONAL FUEL TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 21, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary S. Hirstein and Thomas M. Powell, and each or any of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of International Fuel Technology, Inc. held of record by the undersigned on September 29, 2006 at the Annual Meeting of Stockholders of International Fuel Technology, Inc. to be held November 21, 2006, or at any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.